SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 17, 2006

Earth Biofuels, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-110249	71-0915825
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 407
Dallas, TX  75205
 (Address of Principal Executive Offices and  Zip Code)

(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) (1) Earth Biofuels, Inc. (the “Company”) is filing this Current Report on Form 8-K to announce changes to its management team.

Effective August 17, 2006, the Company’s Board of Directors elected Col. Robert Dubek as Chief Operating Officer of the Company.

Robert D. Dubek recently retired as a Colonel in the United States Air Force after 26+ years of service.  He brings experience in operational analysis, HR, and as a commander.  From July 2004 through July 2006 he served as Commander, 305 Mission Support Group, McGuire AFB, NJ where he planned, developed and implemented direct operating support solutions for over 30,000 military, civilian, retiree, and family members at this location with a team of 2100+ government employees.  From July 2002 through July 2004, he was the Chief of Personnel Force Management, for the Headquarters Air Mobility Command, Scott Air Force Base, Illinois where he provided direction and policy management for 100 HR programs supporting the 147 worldwide locations, including 12 major bases, of the Mobility command, serving 40,000 corporate personnel.  Colonel Dubek received an M.S. degree in Strategic Studies from Air War College in 2002, an M.S. degree in Operations Research, Air Force Institute of Technology in 1990 and a B.S. degree in Mathematics from Kansas State University in 1980.

Name	Age	Position	Dates Served
Dennis G. McLaughlin, III	40	Director, Chief Executive Officer	September 13, 2005 to date.
Tommy Johnson	41	Director	September 13, 2005 to date.
Bruce Blackwell	58	Director	September 29, 2005 to date.
Morgan Freeman	68	Director	September 29, 2005 to date.
Bill Luckett	58	Director	September 29, 2005 to date.
Willie Nelson	72	Director	November 9, 2005 to date.
Herbert E. Meyer	60	Director	June 12, 2006 to date.
Darren Miles	44	Chief Financial Officer	February 17, 2006 to date.
Christopher Chambers	42	Secretary, Executive Vice President	November 8, 2005 to date.
Robert Dubek	47	Chief Operating Officer	August 17, 2006 to date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Earth Biofuels , Inc.
(Registrant)

Date:	August 28, 2006	By:	/s/ Dennis McLaughlin
Dennis McLaughlin
CEO